File No.  024-11297

As filed with the Securities and Exchange Commission on September 15, 2020

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Subject to Completion. Preliminary Offering Circular dated September 15, 2020

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the SEC). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

RESGREEN GROUP INTERNATIONAL, INC.

____ Shares of Common Stock

By this Offering Circular, Resgreen Group International, Inc., a Nevada corporation, is offering for sale a maximum of   _________ shares of its common stock (the Offered Shares), at a price expected to be between $.05 and $.08 per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the SEC). A minimum purchase of $5,000 of the Offered Shares is required in this offering. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See Plan of Distribution).

	Price to Public		Commissions		Proceeds to the Company
Per Share	$	____	$	____	$	____
Maximum Offering		$3,500,000	$	____	$	____

(1)

We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)	Does not account for the payment of expenses of this offering estimated at $125,000 . See Plan of Distribution.

Our common stock is quoted on the OTC Pink, which is operated by OTC Markets Group, Inc. (OTC Markets), under the ticker symbol RGGI. On ____, 2020, the closing price of our common stock was $____ per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. See Risk Factors, beginning on page ____, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in the Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemption and Offerings to Qualified Purchasers-Investor Suitability Standards (page ____). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is __________, 2020.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Resgreen Group International, Inc., a Nevada corporation.

Our Company

Resgreen Group International, Inc. was incorporated in 2003 in the State of Nevada, under the name Brownsville Company until 2007 when it was changed to Uranium Hunter Corporation until changed to Resgreen Group International, Inc. in 2016. Our company is headquartered in Michigan but still maintains its registration in Nevada.

Our primary business is the development, manufacturing, and sales of Automated Guided Vehicles (AGVs) and Autonomous Mobile Robots (AMRs). We also design material handling systems that primarily use AGVs and AMRs to transport work-in-process materials from station to station within a manufacturing facility (See Business).

Offering Summary

Issuer	Resgreen Group International, Inc.
Securities Offered (Offered Shares)	Up to 53,846,155 shares of common stock, par value $0.001 (based upon the midrange of price range of $.05 to $.08 per share).
Offering Price	$0.__ per Offered Share. The Offering Price is expected to between $.05 and $.08 per share.
Shares Outstanding Before this Offering	43,646,345 shares of common stock.
Shares Outstanding After this Offering	97,492,500
Minimum Number of Shares to Be Sold in this Offering	None.
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified.
Market for Our Stock	Our common stock is quoted on the OTC Markets Pink tier under the ticker symbol RGGI.
Termination of this Offering

This Offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds

We will apply the proceeds of this offering for general administrative expenses, product development, production setup and operations, marketing, sales channel development and customer training and support (See Use of Proceeds).

Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information

Our principal executive offices are located at 22800 Hall Road, Unit 510, Clinton Township, Michigan 48036; our telephone number is 586-467-5841; our corporate website is located at www.resgreenint.com. No information found on our company’s website is part of this Offering Circular.

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Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects, and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements (See Cautionary Statement Regarding Forward-Looking Statements).

Risks Associated with the Novel Coronavirus (COVID-19)

It is possible that the novel Coronavirus ("COVID-19") pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies.

Should the negative economic impact caused by the novel Coronavirus pandemic result in long-term economic weakness in the United States and/or globally, our ability to establish and grow our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

Risks Related to Our Company

Going Concern.

Our financial statements appearing elsewhere in this Offering Circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our ability to raise additional capital as required.

We may be unable to obtain sufficient capital to implement our full plan of business.

Currently, we do not have sufficient financial resources with which to establish our plan to manufacture and sell Automated Guided Vehicles (AGVs) and Autonomous Mobile Robots (AMRs). There is no assurance that we will be able to obtain sources of financing, to satisfy our working capital needs.

We do not have any operating history in the mobile robot hardware business and do not currently have any revenue.

The development of our primary product, the Pull-Buddy, a low-profile automated guided vehicle that tunnels under its loads to optimize assembly line processes and lean manufacturing, is approximately 75% complete as of the date of this Offering Circular. Neither the Pull-Buddy nor any other products developed and manufactured by us are currently for sale and as a result we do not currently have any revenue. We estimate that the Pull-Buddy will be available for sale in the first quarter of 2021 but there is no assurance that we will be able to obtain sources of financing to complete the Pull-Buddy or any other products.

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There are risks and uncertainties encountered by early-stage companies.

As an early-stage company, we are unable to offer assurance that we will be able to overcome our lack of brand recognition and our lack of capital.

We may not be successful in establishing our business model.

We are unable to offer assurance that we will be successful in establishing our business model. Should we fail to successfully implement our business plan, you may lose your entire investment in our common stock.

We may never earn a profit.

Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit therefrom.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our mobile robot hardware business, which could place a significant strain on our company's infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on a small executive team and the loss of any executive officer, for any reason, could disrupt our operations and adversely affect the development of our business. Each member of our executive team is engaged as an independent contractor and is not subject to any long-term employment agreement. We have not purchased any key-man life insurance.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of the Company’s shares of common stock by management and affiliated parties, combined with the preferred share voting rights held by our CEO, assuming the sale of the maximum offering, will represent approximately 58% of the issued and outstanding shares of common stock. Our CEO owns 80,000 shares of preferred stock that have a voting right equal to 100 common shares for each preferred share, giving him and additional 8,000,000 shares of common stock equivalent votes. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions (See Security Ownership of Management & Certain Security Holders).

If we are unable to recruit and retain key personnel, our business may be harmed.

If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions regarding our key employees could adversely affect our long-term strategic planning and execution.

Indemnification of Directors, Officers and Legal Representatives.

Our Articles of Incorporation and bylaws contain provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

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Raising additional capital by issuing additional securities may cause dilution to our current and future shareholders.

We may need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•	Our degree of success in developing and manufacturing our robot hardware products; and

•	The cost of establishing, or acquiring, sales, marketing, and technical service capabilities for our robot hardware products; and

•	The extent to which we invest in, or acquire, businesses, products, or technologies in the robot hardware industry; and

•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. We cannot predict the effect that future sales of our common stock, or other equity-related securities would have on the market price of our common stock at any given time.

Our business plan is not based on independent market studies.

We have not commissioned any independent market studies with respect to the industry in which we plan to operate. Rather, our plans for implementing our robot hardware business and achieving profitability are based on the experience, judgment and assumptions of our executive team. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Our Board of Directors may change our policies without shareholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

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Our robot hardware business may not achieve wide market acceptance.

Without significant funds with which to market our robot hardware products, we may not succeed in attracting sufficient customer interest and follow-on sales to generate a profit. There is no assurance that, even with adequate funds with which to market our robot hardware products, we will ever earn a profit from our operations.

We will remain in an illiquid financial position and face a cash shortage, unless and until we obtain needed capital.

Currently, we are in an illiquid financial position and will remain in such a position, unless we generate operating revenues, which we currently expect it to do during the fourth quarter of 2020, and/or we obtain needed capital through this offering, of which there is no assurance. There is no assurance that we will ever achieve adequate liquidity.

We may not compete successfully with other businesses in the robot hardware industry.

We compete, directly or indirectly, with local, national, and international robot hardware developers, manufacturers, distributors, and sellers. We may not be successful in competing against our competitors, many of whom have longer operating histories, significantly greater financial stability and better access to capital markets and credit than we do. We also expect to face numerous new competitors offering goods and related services comparable to those we plan to offer. There is no assurance that we will be able to compete successfully against our competition.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

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The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company's common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements.

As a Tier 1 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting and we will be exempt from any independent auditor attestation requirements concerning any such report, so long as we are a Tier 1 issuer. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a company that is not listed on a national stock exchange such as the NYSE or NASDAQ conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members.

Also, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange's requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Risks Related to this Offering

There is no minimum offering and no person has committed to purchase any of the Offered Shares.

We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

You may never realize any economic benefit from a purchase of Offered Shares.

Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

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We do not intend to pay dividends on our common stock.

We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

Our common stock is thinly traded, and its market price may become highly volatile.

There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

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•	quarterly variations in our operating results;

•	operating results that vary from the expectations of investors;

•	changes in expectations as to our future financial performance, including financial estimates by investors;

•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;

•	changes in our capital structure;

•	announcements of innovations or new services by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	lack of success in the expansion of our business operations;

•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;

•	additions or departures of key personnel;

•	asset impairment;

•	temporary or permanent inability to offer products or services; and

•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily.

The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings, or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities (See Dilution).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock.

In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

The outstanding shares of our preferred stock could effectively preclude current and future owners of our common stock from influencing any corporate decision.

Our President and CEO, Parashar Patel owns 100% of the outstanding shares of our preferred stock which has 100 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Mr. Patel, as a result of his holding 19,556,000 shares of our common stock and 80,000 shares of our preferred stock, will, therefore, have an outsized influence on the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. His stock ownership in our company may also delay or prevent a future change of control of our company at a premium price if Mr. Patel opposes it.

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The Subscription Agreement for this Offering makes the exclusive forum for any dispute Broward County, Florida.

The Subscription Agreement for this Offering provides that, unless we consent in writing to the selection of an alternative forum, the state and federal courts located in Broward County, Florida will be the sole and exclusive forum for substantially all disputes between us and subscribers to this Offering, which could limit your ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you will not be deemed to have waived our compliance with these laws, rules and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities pursuant hereto shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit your ability to bring a claim in a judicial forum of your choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

If a court were to find the choice of forum provision contained in the Subscription Agreement, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering.

If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering (See Dilution).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our common stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our common stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in deciding to purchase our common stock.

We may terminate this Offering at any time during the offering period.

We reserve the right to terminate this offering at any time, regardless of the number of common stock shares sold. In the event that we terminate this offering at any time prior to the sale of all of the common stock shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments, or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities (See Management’s Discussion and Analysis of Financial Condition and Results of Operations).

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DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of June 30, 2020 was $(310,737) (unaudited), or $(.0074) per then-outstanding share of common stock. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding, all as of the date specified.

If the maximum shares of common stock in this offering are purchased at the price of $____ per share, after deducting approximately $125,000 in maximum sales commissions and other offering expenses payable by us, our pro forma as adjusted net tangible book value would be approximately $____ at June 30, 2020. This amount represents an immediate increase in pro forma net tangible book value of $____ per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately ($____) per share to new investors purchasing shares of common stock in this offering at price of $____ per share.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of $125,000 not including selling commissions paid to a licensed broker-dealer):

Funding Level		3,500,000			2,626,000			1,750,000			875,000
Offering Price	$	____		$	____		$	____			____
Pro forma net tangible book value per common stock share before the Offering		$.0074			$.0074			$.0074			$.0074
Increase per common share attributable to investors in this Offering		____			____			____			____
Pro forma net tangible book value per common stock share after the Offering	$	____		$	____			____			____
Dilution to investors	$	____		$	____		$	____		$	____
Dilution as a percentage of Offering Price		____	%		____	%		____	%		____	%

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USE OF PROCEEDS

The net proceeds of the maximum offering, after deducting total offering expenses of $125,000, would be approximately $3,375,000. The following table sets forth the use of proceeds given each funding level

	Maximum Offering	Seventy-Five Percent (75%) of Offering	Fifty Percent (50%) of Offering	Twenty-Five Percent (25%) of Offering
General administrative expense	$700,000	$525,000	$350,000	$200,000
Product development	1,375,000	1,000,000	625,000	250,000
Production setup and operations	400,000	300,000	200,000	100,000
Marketing	400,000	300,000	200,000	100,000
Sales and [1]VAR channel development	300,000	225,000	150,000	50,000
1VAR and customer training and support	200,000	150,000	100,000	50,000
Offering expenses	125,000	125,000	125,000	125,000
TOTAL PROCEEDS	$3,500,000	$2,625,000	$1,750,000	$875,000

__________

1Value Added Reseller

Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the aviation industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of _____________ shares of common stock (the “Offered Shares”) on a best-efforts basis, at a price between $.05 and $.08 per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor's subscription agreement has been accepted by us.

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (FINRA) and finders. As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this Offering who reside in certain states, unless and until the Company has complied with each such states’ registration and/or qualification requirements. We reserve the right to temporarily suspend and/or modify this offering and Offering Circular in the future, during the offering period, in order to take such actions necessary to enable the Company to accept subscriptions in this offering from investors residing in such states identified above.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the common stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with this offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, common stock or warrants to purchase our common stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

Procedures for Subscribing

If you decide to subscribe for Offered Shares in this offering, you should:

•	Electronically receive, review, execute and deliver to us a subscription agreement; and

•	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

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Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.resgreenint.com, as well as on the SEC's website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Shares in this Offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $____.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares only in Colorado and Florida. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state's securities, or Blue Sky, law.

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Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Issuance of Certificates

Upon settlement, that is, at such time as an investor's funds have cleared and we have accepted an investor's subscription agreement, we will issue a certificate or certificates representing such investor's purchased Offered Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Offered Shares you own.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.001 par value per share, and 6,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this Offering Circular, there were 43,646,345 shares of our common stock issued and outstanding held by twenty-five (25) holders of record and 80,000 shares of our preferred stock issued and outstanding held by one (1) holder of record.

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Common Stock

The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Preferred Stock

Voting

Holders of our Preferred Stock have 100 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders with respect to all matters presented to the shareholders for their action or consideration. Holders of preferred stock vote together with the holders of our common stock as a single class.

Our President and CEO, Parashar Patel owns all the issued and outstanding shares of preferred stock (See Security Ownership of Certain Beneficial Owners and Management and Certain Transactions-Change in Control Transactions).

Dividends

Dividends paid to holders of the preferred are at the discretion of our Board of Directors.

Liquidation Preference

Upon the liquidation, dissolution and winding up of our company, whether voluntary or involuntary, holders of the preferred stock are not entitled to receive any of our assets.

No Conversion

The shares of preferred stock are not convertible into shares of our common stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

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Pre-emptive Rights

As of the date of this Offering Circular, no holder of any shares of our common stock or preferred stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, our president, holders of 10% of our voting shares or as otherwise provided under Nevada law.

Transfer Agent

Integral Transfer Agency USA Inc. is the transfer agent for our common stock. Integral Transfer Agency USA Inc.’s address is 100 Queen St E Toronto, ON M5C 1S6; its telephone number is 716-402-8539; its website is http://www.integraltransfer.com. No information found on Integral Transfer Agency USA Inc.'s website is part of this Offering Circular.

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DESCRIPTION OF BUSINESS

Corporate Information

Our principal executive offices are located at 22800 Hall Road, Unit 510, Clinton Township, Michigan 48036; our telephone number is 586-467-5841; our corporate website is located at www.resgreenint.com. No information found on our company’s website is part of this Offering Circular.

History

Resgreen Group International, Inc. was incorporated in 2003 in the State of Nevada, under the name Brownsville Company until 2007 when it was changed to Uranium Hunter Corporation until changed to Resgreen Group International, Inc. in 2016. Our company is headquartered in Michigan but still maintains its registration in Nevada.

Our primary business is the development, manufacturing, and sales of Automated Guided Vehicles (AGVs), Autonomous Mobile Robots (AMRs) and Artificial Intelligence Robotics (AIRs). AGVs, AMRs and AIRs, are unmanned vehicles that move materials in assembly, warehousing, and commercial applications (e.g., hospitals, hotels, and offices). We also design material handling systems that primarily use AGVs, AMRs and AIRs to transport work-in-process materials from station to station in a manufacturing facility or to and from storage in a warehouse. We also provide consulting services including backend operational oversight, material handling assessment, work-flow analysis, and steady state yield management using artificial intelligence, technology, and management systems.

AMRs vs. AGVs. What’s the difference?

AGVs (Automated Guided Vehicles) have been moving things around on behalf of humans for over half a century. They’ve become a familiar fixture in factories, warehouses, and anywhere there’s a need for repetitive material delivery. Their effectiveness, however, is being challenged by a more technologically sophisticated approach. The past few years have seen the introduction of a new kind of internal logistics system that’s starting to take over from AGVs — AMRs, or Autonomous Mobile Robots.

It’s easy to look at both an AGV robot and a collaborative robot like an AMR and just view them as robotic vehicles that move items from place to place, but AMRs are based on new technologies that make them faster, smarter, and more efficient than the AGVs that they’re starting to replace. AMRs are also simpler to set up, easier to use, and more affordable, all of which explains why AMRs are starting to replace AGVs. But, when you understand the ways in which AMRs are different from (and far more advanced than) traditional AGVs, it all makes sense.

The fundamental difference between AGVs and AMRs can be summed up by the difference noted between a guided vehicle and a robot. A guided vehicle follows fixed routes, usually along wires or magnets embedded in the ground — not unlike the difference between a train and an automobile. An AGV robot is probably clever enough to use simple sensors to avoid hitting obstacles that pop up in its way, but it is not clever enough to go around them. In fact, AGVs are not clever at all — without much on-board intelligence, they can only obey simple orders. This means that AGV robots tend to get into trouble when anything is not exactly the way they like it. This is in addition to their notorious reputation when it comes to adapting to change. If you want them to expand their work area, for example, it is an expensive and time-consuming hassle.

An AMR is much more sophisticated. It is packed with sensors and powerful on-board computers that help it to understand its operating environment. Rather than being restricted to fixed routes, an AMR can instead navigate dynamically using a map, allowing it to plan its own paths and travel quickly and efficiently. AMRs are smart enough to recognize and react to people, cars, forklifts, and more. They safely perform their jobs no matter how busy the surrounding environment and can even do futuristic things like following a specific person wherever they need to go, mother duck-like.

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Pull Buddy 1

Pull Buddy Autonomous Mobile Robot (AMR) was uniquely designed by a highly skilled team of engineers who have installed thousands of automated systems. The team used its many decades of experience to create one of the most robust and cost-effective AMRs on the market. Pull Buddy moves loads up to 2,000 pounds at 200 feet per minute (FPM). The vehicle uses magnetic tape and sophisticated open source software and controls to reliably guide the vehicle in warehouses, plants, and distribution facilities. AMRs and Automatic Guided Vehicles provide superior flexibility over conveyors and other equipment because their paths can be easily changed. Also, they are scalable allowing production to increase by simply adding additional vehicles quickly and easily without costly changes to infrastructure.

Pull Buddy is less than 11 inches in height, which allows it to tunnel under nearly any customized carrier. An automatic pin pops up to engage and deliver a carrier to its destination. The vehicle then lowers the pin to move onto to its next mission. The Pully Buddy can run 24/7 via an opportunity charging system, which allows the vehicle’s battery to charge several times quickly and conveniently during a shift at stations strategically set up along its path.

Pull Buddy AMR has digital interfaces to accommodate other technologies, including scissor lifts, conveyors, and pick-and-go buttons. The modular vehicle can be used in nearly any application from assembly to warehouse delivery to cleaning operations. For example, RGGI is also developing a Pull Buddy that uses 245 nm Ultraviolet-C (UVC) lights to disinfect facilities and eliminate certain pathogens.

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Current Status of Pull Buddy

RGGI plans to begin floor testing of a beta vehicle around August 17, 2020. The vehicle has already been modeled, designed and engineered. All mechanical, electrical and controls documents exist in AutoCAD and Step Files. All bench testing has been completed. This means all the subsystems are running independently, as well as in a single vehicle. All the controls for guiding the vehicle have been tested. Programming of the path and laser safety have been checked on the bench. Eight disciplines of engineering were used to develop the vehicle, with almost 26 weeks of work per discipline.

Currently, the frame for Pull Buddy, along with all its subsystems, is being assembled in an Illinois plant. After assembly is complete, it will be primed, base coated, clear coated twice, baked and then transported to RGGI’s facility.

At RGGI’s facility, the subsystems that are currently on the bench will be systematically installed into the framed vehicle and tethered to bench instrumentation for testing. Testing consists of:

•	After the vehicle is populated, it leaves the bench and batteries are installed.
•	Power is turned on and a safety check of the laser is performed – currently works well on bench.
•	Ensure vehicle stops instantly upon human detection – currently works well on bench.
•	Test vehicle travel along magnetic path at creep speed.
•	Ensure all RFID tags are read.
•	Ensure pin mechanism works the same as it has on the bench.
•	Put vehicle in auto mode to ensure it reacts to remote commands.
•	While in auto mode, check to see if it performs the same with no one in the room
•	Allow the vehicle to run unattended 15 days straight without intervention

Cost of Manufacture and Pricing

Cost of manufacturing a unit is estimated to be US$7,000. It takes approximately 8 hours to assemble by a single person, assuming all subassemblies are kitted and in retrievable storage system.

Sale price is US$21,000 per unit through a Value-Added Reseller (VAR) network. There is a margin of US$7,000 for the VAR to sell, install and service the vehicle. This leaves US$7,000 of operating profit per vehicle.

The Market for AMRs

According to an April 2020 report by Research and Markets, the global autonomous mobile robots(AMRs)   market generated $29.3 billion revenue in 2019. In 2019 Shopify purchased AMR company 6 River Systems for $450 million. 6 River Systems produces a solution that uses smart carts to guide a worker around a warehouse to pick or replenish goods. Shopify intends to create a third-party fulfillment system similar to that of Amazon.

Amazon began adopting AMR technology early on. Amazon acquired Kiva Systems in 2012 and developed a template for robotics warehouses around the Kiva AMR solution. In April 2019, Amazon acquired Canvas Technologies and its technology that does not require any markers for its AMR to navigate and allows it to navigate outside as well.

High labor costs in developed nations, increase in complex manufacturing processes, growing focus toward high productivity, and lack of adequate labor, contribute to the increasing demand for automation solutions. For instance, original equipment manufacturers (OEMs) in the automotive sector require the help of robots in various complex assembly operations. AMRs are also used in warehouses and logistics for performing important tasks, such as loading, unloading, and transportation.

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Additional factors driving the swift uptake of autonomous mobile robots are the increasing demand for automation solutions and flourishing e-commerce industry. Recent advances in AMR technology results in significantly less system infrastructure requirements, driving down overall project costs, resulting in increased ROI for large organizations and making automated vehicle solutions accessible to thousands of mid-sized organizations for the first time.

Competition

Leading industrial autonomous mobile robot companies that produce low-profile and magnetic tape guided automated vehicles include Daifuku, Creform, Savant Automation, Scott Automation (Transbotics), and AutoGuide. Pull Buddy is unique in terms of its speed and maximum towing capacity. Compared to Daifuku’s SmartCart, the number one Automatic Guided Vehicle provider in the U.S., Pull Buddy can move 2,000 pounds at up to 200 FPM (feet per minute) versus SmartCart’s 1,950 pounds at just 100 FPM. Creform’s standard tuggers move less than 2,000 pounds at just 164 FPM.

There are very few companies offering the robot-as-a-service (RaaS) ownership model. Fetch Robotics Inc., and OMRON Corporation currently provide RaaS ownership, but their autonomous mobile robots are not widely used in manufacturing due to reliability and low weight capacity issues. RGGI’s Pull Buddy is designed for manufacturing and industrial and can move loads up to 2,000 pounds.

Pull Buddy uses standard parts and a modular design that makes it easy and cost-effective to modify and service. Competitors use specialized parts that can only be purchased from them, which significantly increases maintenance costs.

While Pull Buddy has many competitive advantages, many of our competitors are larger and better financed.

Intellectual Property

We regard our trademarks, service marks and business know-how as having significant value and as being an important factor in the marketing of our robot hardware products. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

Facilities

We currently lease office and manufacturing space at 22800 Hall Road, Unit 510, Clinton Township, Michigan 48036. We do not own any real property.

Employees

We currently have no employees. Each member of our executive team is engaged as an independent contractor including our President and CEO Parashar Patel, VP of Communications John Morgan, and Chief Compliance Officer Brian Kistler. We intend to hire a small number of employees, at such times as business conditions warrant. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed, on a consulting basis.

Website

Our company's corporate website can be found at www.resgreenint.com. We make available free of charge at this website all our reports filed with OTCMarkets.com, including our annual reports, quarterly reports, and other informational reports. These reports are made available on our website as soon as reasonably practicable after their filing with OTCMarkets.com. No information found on our company's website is part of this Offering Circular.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Principal Factors Affecting Our Financial Performance

As of the date of this Offering Statement, none of the products we develop are currently for sale and, as a result, we do not currently have any operating revenues.

Plan of Operation

Results of Operations and Critical Accounting Policies and Estimates.

The results of operations are based on preparation of financial statements in conformity with accounting principles generally accepted in the United States.  The preparation of financial statements requires management to select accounting policies for critical accounting areas as well as estimates and assumptions that affect the amounts reported in the financial statements.  The Company’s accounting policies are more fully described in Note 2 to the Notes of Financial Statements.

Results of Operations for the three months ended June 30, 2020 and 2019.

Revenues.

Total Revenue.  Total revenues for the three months ended June 30, 2020 and 2019 were $0 and $0 respectively.

Expenses.

Total Operating Expenses. Total operating expenses for the three months ended June 30, 2020 and June 30, 2019 were $30,43 and $61,100, respectively. Total operating expenses consisted of professional fees of $24,279 and $0, respectively; selling, general and administrative expenses of $18,153 and $61,100, respectively and stock issued for services of ($12,000) and $0, respectively. Professional fees increased by approximately 100% due to an increase in consulting services. Selling, general and administrative expenses decreased by approximately 70% due primarily to reclassification of expenses. Stock issued for services decreased by approximately 100%. The decrease was due to the cancellation and re-issuance of common stock previously expensed to stock issued for services.

Results of Operations for the six months ended June 30, 2020 and 2019.

Revenues.

Total Revenue. Total revenues for the six months ended June 30, 2020 and 2019 were $0 and $0 respectively.

Expenses.

Total Operating Expenses. Total operating expenses for the six months ended June 30, 2020 and June 30, 2019 were $65,016 and $74,035, respectively. Total operating expenses consisted of professional fees of $33,779 and $0, respectively; selling, general and administrative expenses of $43,237 and $74,035, respectively and stock issued for services of ($12,000) and $0, respectively. Professional fees increased by approximately 100% due to an increase in consulting services. Selling, general and administrative expenses decreased by approximately 42% due primarily to the reclassification of expenses. Stock issued for services decreased by approximately 100%. The decrease was due to the cancellation and re-issuance of common stock previously expensed to stock issued for services.

Financial Condition.

Total Assets. Total assets at June 30, 2020 and December 31, 2019 were $260,056 and $63,671, respectively. Total assets consist of cash of $20,056 and $63,671, respectively, and Intangible assets, net of accumulated amortization of $240,000 and $0, respectively. Total assets increased by approximately 308%. The primary reason for the increase was attributed contract executed for the development of the intangible asset.

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Total Liabilities. Total liabilities at June 30, 2020 and December 31, 2019 were $330,793 and $115,893, respectively. Total liabilities consist of accounts payable of $185,500 and $600, respectively; accrued management fees of $55,000 and $25,000, respectively and note payable of $90,293 and $90,293, respectively. Total liabilities increased by approximately 185%. Accounts payable increased by approximately 30,817% due to the contract executed to produce the intangible asset. Accrued management fees increased by approximately 120% due to the execution of a new employment agreement with the Company’s CEO.

Liquidity and Capital Resources.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of $65,015 for the six months ended June 30, 2020 and $74,035 for the six months ended June 30, 2019.  The Company has accumulated losses totaling $2,210,880 at June 30, 2020.  Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due through the support of our shareholders. At June 30, 2020 we had a working capital deficit of $310,737.  Our working capital deficit is due to the results of operations.

Net cash (used in) provided by operating activities for the six months ended June 30, 2020 and 2019 were $137,885 and ($22,310), respectively.  Net cash (used in) provided by operating activities includes our net loss, stock issued for services, accounts payable, and accrued management fees.

Net cash used in investing activities for the six months ended June 30, 2020 and 2019 were $240,000 and $0, respectively.  Net cash used in investing activities included intellectual property associated with the production of the Company’s intangible asset.

Net cash provided by financing activities for the six months ended June 30, 2020 and 2019 were $58,500 and $22,783, respectively.  Net cash provided by financing activities includes proceeds from notes payable of $0 and $22,783, respectively, stock issued for cash of $55,500 and $0, respectively and stock issued for subscriptions receivable of $3,000 and $0, respectively.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. Our Plan of Operation for the next twelve months is to raise capital to implement our strategy. We do not have the necessary cash and revenue to satisfy our cash requirements for the next twelve months. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering. We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933. See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

We are not aware of any trends or known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material increases or decreases in liquidity.

27

Contractual Obligations

We do not have any material contractual obligations, commitments, or contingencies currently. We may, however, enter into such agreements as necessary to conduct our current operations and implement our plans for expansion.

Capital Expenditures

The Company doesn’t expect to have any significant capital expenditures. We have spent approximately $54,500 for testing equipment and light assembly tooling. Assembly and manufacturing of our product will be handled by third-parties.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

28

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and age of our company's directors and executive officers:

Position(s)	Name	Age

President, Chief Executive Officer, Director	Parashar Patel	66

Chief Compliance Officer, Director	Brian Kistler	64

Vice President of Communications	John Morgan	38

Our company's Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation, or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Parashar Patel. President, Chief Executive Officer and Director. Mr. Patel brings a wealth of business leadership to the Company. For more than six years, Mr. Patel has served as President of Baying Ecological and concurrently President of the Company. Previously, Mr. Patel served as Chief Technical Officer of Autoguide AGV's. Additionally, he was responsible for manufacturing quality control and sequenced delivery of Tunneling AGV's. Mr. Patel has over 35 years of business and system development and analyses experience with an emphasis on the design, development and deployment of large-scale real-time transaction processing systems and applications. Mr. Patel was awarded a Bachelor of Science degree in Chemistry and Mathematics from Grand Valley State University in 1975.

Brian Kistler. Chief Compliance Officer and Director. Mr. Kistler is an active arbitrator with the Financial Industry Regulatory Authority (FINRA) for the State of Indiana. Mr. Kistler volunteered and joined the United States Marine Corp. Upon Honorable Discharge, he became an Indiana State Police trooper. He has extensive work history of over thirty (30) years in the financial services industry, joining securities firm Edward Jones in 1987. In 1999, Mr. Kistler joined Raymond James & Associates to manage their recently acquired Fort Wayne, Indiana office. Subsequently, he became the manager of nine (9) Raymond James offices in northern Indiana. During his time as manager, the revenues and assets under management grew substantially to over two (2) billion dollars as a direct result of Mr. Kistler's ability to recruit, retain and train high quality financial advisers. Mr. Kistler serves as consultant to many public companies, assisting with the preparation and compliance of regulatory filings and corporate governance/compliance. He further is proficient in and has assisted many private startup companies work through the tedious process of becoming a fully reporting public company including the purchase and merger into public companies quoted on the over the counter marketplace (OTC Markets). He currently serves as consultant, CEO, Director to several public companies guiding them through the public company regulatory requirements.

John Morgan. Vice President of Communications. Mr. Morgan has spent the past fifteen (15) years in various managerial roles within the telecommunications and entertainment industry, most recently in the last ten (10) years with AT&T. Mr. Morgan is an active FINRA arbitrator.  Mr. Morgan has been assisting and advising companies with compliance, regulatory requirements, and communications for over ten (10) years.

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Conflicts of Interest

At the present time, we do not foresee any direct conflict between our executive officers or directors, their other business interests, and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

Independence of Board of Directors

Our directors are not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our VP of Communications John Morgan, at our executive offices.  However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications.

We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time.

Involvement in Certain Legal Proceedings

Except as disclosed below, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which such person was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

30

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers, and employees.

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EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

Employment Agreement

We have not entered into an employment agreement with any members of our executive team. We have entered into a Consulting Agreement with our President and CEO Parashar Patel dated as of July 1, 2019 whereby Mr. Patel is entitled to compensation of $5,000 per month and no less than 50,000 shares of common stock per month for the duration of such Consulting Agreement which expired July 1, 2020, but has been renewed on the same terms.

Outstanding Equity Awards

During the years ended December 31, 2020 and 2019, our Board of Directors made equity awards as follows:

•	Issuance on 7/9/2019 of 556,000 shares of common stock to Parashar Patel, our Chief Executive Officer, President and Director.

•	Issuance on 7/25/2019 of 80,000 shares of preferred stock to Parashar Patel, our Chief Executive Officer, President and Director.

•	Issuance on 12/24/2019 of 25,000,000 shares of common stock to Parashar Patel, our Chief Executive Officer, President and Director.

•	Issuance on 12/24/2019 of 23,000,000 shares of common stock to New Opportunity Business Solutions, Inc. of which Brian Kistler our Chief Compliance Officer and Director is the sole beneficiary.

•	On 6/16/2020 cancellation of 25,000,000 shares of common stock and issuance of 19,000,000 shares of common stock to Parashar Patel, our Chief Executive Officer, President and Director.

•

On 6/16/2020 cancellation of 23,000,000 shares of common stock and issuance of 17,000,000 shares of common stock to New Opportunity Business Solutions, Inc. of which Brian Kistler our Chief Compliance Officer and Director is the sole beneficiary.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying warrants, if any, held by that person are deemed to be outstanding if the warrants are exercisable within 60 days of the date hereof.

	Amount and Nature	Approximate Percentage of Outstanding Shares of Common Stock
Name and Address of Beneficial Owner(1)	of Beneficial Ownership (Common Stock)	Prior to Offering (2)	After Offering (3)
Directors and Executive Officers
Parashar Patel (4)	19,556,000	44.8%	24.9%
Brian Kistler (5)	17,000,000	38.9%	21.6%
All directors and executive officers as a group (2 individuals) (4)(5)	36,556,000	83.75%	46.48%

__________

(1)	The address of each person list is care of the Company at 22800 Hall Road, Unit 510, Clinton Township, Michigan 48036
(2)	Based on 43,646,345 shares outstanding before this offering.
(3)	Based on 78,646,345 shares outstanding, after this offering and assuming all of the Offered Shares are sold.
(4)

Parashar Patel also owns 80,000 shares of preferred stock representing 100% of the issued and outstanding shares of the Company’s preferred stock. Each share of preferred stock has voting power equivalent to 1,000 common shares on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders. The shares of preferred stock vote together with the holders of Company common stock as a single class.

(5)	These shares are owned by New Opportunity Business Solutions, Inc., of which Mr. Kistler is the beneficial owner.

Preferred Stock

Currently, there are 80,000 shares of our preferred stock issued and outstanding, all of which are owned by Parashar Patel, our President and Chief Executive Officer.

Holders of preferred stock have 1,000 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders with respect to all matters presented to the shareholders for their action or consideration. Holders of preferred stock vote together with the holders of our common stock as a single class (See Description of Securities).

	Amount and Nature	Approximate Percentage of Outstanding Shares of Series A Preferred Stock
Name and Address of Beneficial Owner (1)	of Beneficial Ownership (Series A Preferred Stock)	Prior to Offering (2)	After Offering (3)
Directors and Executive Officers
Parashar Patel	80,000	100%	100%
Brian Kistler	--	--%	--%
All directors and executive officers as a group (2 individuals)	80,000	100%	100%

(1)	The address of each person list is care of the Company at 22800 Hall Road, Unit 510, Clinton Township, Michigan 48036
(2)	Based on 80,000 shares of Series A Preferred Stock outstanding before this offering.
(3)	Based on 80,000 shares of Series A Preferred outstanding.

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 25, 2019, the Company issued 80,000 shares of its preferred stock (non-convertible) to its President, Parashar Patel, a related party, pursuant to a board resolution. The shares were issued for voting control and at par value of $0.001.

On July 9, 2019, the Company issued 556,000 shares of its common stock to its President, Parashar Patel, a related party, pursuant to a board resolution. The shares were issued at FMV of $1,000 as quoted on the OTC Markets on July 9, 2019.

On December 24, 2019, the Company issued 25,000,000 shares of its common stock to its President, Parashar Patel, a related party, pursuant to a board resolution. The shares were issued at par and for the purpose of maintaining control.

On December 24, 2019, the Company issued 23,000,000 shares of its common stock to New Opportunity Business Solutions, Inc, a related party, pursuant to a board resolution. The shares were issued at par and for the purpose of services rendered.

On June 13, 2020, Parashar Patel and Brian Kistler on behalf of New Opportunity Business Solutions, Inc. agreed each to return 6,000,000 shares of the Company’s common stock.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jonathan D. Leinwand, P.A., Aventura, Florida.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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35

RESGREEN GROUP INTERNATIONAL INC.
Balance Sheets

	June 30,	December 31,
	2020	2019
ASSETS	(Unaudited)	(Unaudited)
Current Assets
Cash and cash equivalents	$20,056	$63,671
Total Current Assets	20,056	63,671

Intangible assets, net of accumulated
Amortization of $0 and $0, respectively	240,000	----

TOTAL ASSETS	$260,056	$63,671

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	185,500	600
Accrued management fees	55,000	25,000
Note payable	90,293	90,293
Total Current Liabilities	330,793	115,893
TOTAL LIABILITIES	330,793	115,893

Stockholders' Deficit
Preferred stock: 6,000,000 authorized; $0.001 par value 80,000 and 80,000 shares issued and outstanding, respectively	80	80
Common stock: 400,000,000 authorized; $0.001 par value 42,085,576 and 53,530,576 shares issued and outstanding, respectively	42,086	53,531
Additional paid in capital	2,094,977	2,040,032
Subscription receivable	3,000	----
Accumulated deficit	(2,210,880)	(2,145,865)
Total Stockholders' Deficit	(70,737)	(52,222)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$260,056	$63,671

The accompanying notes are an integral part of these unaudited financial statements

36

RESGREEN GROUP INTERNATIONAL INC.
Statements of Operations (Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2020		2019		2020		2019

Revenues	$	----	$	----	$	----	$	----

Operating Expenses
Stock for services		(12,000)		----		(12,000)		----
Professional fees		24,279		----		33,779		----
General and administrative		18,153		61,100		43,237		74,035
Total operating expenses		30,432		61,100		65,016		74,035

Net loss from operations		(30,432)		(61,100)		(65,016)		(74,035)

Other income (expense)
Interest income		1		----		1		----
Income tax		----		----		----		----

Net loss		$(30,431)		$(61,100)		$(65,015)		$(74,035)

Basic and diluted loss per share		$(0.00)		$(0.11)		$(0.00)		$(0.14)

Weighted average number of shares outstanding		51,917,774		538,716		52,724,175		538,716

The accompanying notes are an integral part of these unaudited financial statements

37

RESGREEN GROUP INTERNATIONAL INC.
Statement of Stockholders Deficit (Unaudited)
						Additional
	Preferred Stock			Common Stock		Paid in	Accumulated
	Shares	Amount		Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2017	---	$	---	538,716	$539	$1,167,304	$(1,309,788)	$(141,945)

Net loss (unaudited)							(51,124)	(51,124)
Balance, December 31, 2018	---	$	---	538,716	$539	$1,167,304	$(1,360,912)	$(193,069)

Stock issued for services	80,000		80	48,556,000	48,556	607,164	---	655,800
Stock issued for debt conversion	---		---	4,385,860	4,386	215,614	---	220,000
Sold stock for cash	---		---	50,000	50	49,950	---	50,000
Net loss (unaudited)							(784,953)	(784,953)
Balance, December 31, 2019	80,000		$80	53,530,576	$53,531	$2,040,032	$(2,145,865)	$(52,222)
Stock (cancelled) issued for services	---		---	(12,000,000)	(12,000)	---	---	(12,000)
Sold stock for cash	---		---	555,000	555	54,945	---	55,500
Subscription receivable	---		---	---	---	---	---	3,000
Net loss (unaudited)							(65,015)	(65,015)
Balance, June 30, 2020	80,000		$80	42,085,576	$42,086	$2,094,977	$(2,210,880)	$(70,737)

The accompanying notes are an integral part of these unaudited financial statements

38

RESGREEN GROUP INTERNATIONAL INC.
Statements of Cash Flows (Unaudited)
	For the Six Months Ended
	June 30,
	2020		2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)		$(65,015)		$(74,035)
Adjustment to reconcile net loss to net cash provided in operations:
Stock issued for services		(12,000)		51,800
Change in assets and liabilities:
Accounts payable		184,900		(75)
Accrued management fees		30,000		----
Net Cash (used in) provided by operating activities		137,885		(22,310)

CASH FLOWS FROM INVESTING ACTIVITIES:
Intellectual property		(240,000)		----
Net Cash Used in Investing Activities		(240.000)		----

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) notes payable		----		22,783
Proceeds from equity issuance		55,500		----
Stock issued, subscription receivable		3,000		----
Net Cash provided by financing activates		58,500		22,783

Net change in cash and cash equivalents		(43,615)		473

Cash and cash equivalents, Beginning of period		63,671		116
Cash and cash equivalents, End of period		$20,056		$589
Supplemental cash flow information
Cash paid for interest	$	----	$	----
Cash paid for taxes	$	----	$	----

The accompanying notes are an integral part of these unaudited financial statements

39

RESGREEN GROUP INTERNATIONAL INC.

NOTES OT FINANCIAL STATEMENTS

(Unaudited)

NOTE 1: NATURE OF BUSINESS

ORGANIZATION

Resgreen Group International Inc., (the “Company”) was incorporated in the State of Nevada on September 4, 2003.  The Company was originally incorporated under the name Brownsville Company and changed its name to Uranium Hunter Corporation on February 1, 2007.  On June 28, 2016, the Company changed its name to Resgreen Group International Inc.

The Company’s fiscal year end is December 31.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

To continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

BASIS OF PRESENTATION

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

RECLASSIFICATION OF PRIOR PERIOD PRESENTATION

Certain prior period amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Cash and cash equivalents at June 30, 2020 and December 31, 2019 were $20,056 and $63,671, respectively.

40

RESGREEN GROUP INTERNATIONAL INC.

NOTES OT FINANCIAL STATEMENTS

(Unaudited)

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents.  The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit-quality financial institutions in bank deposits, money market funds, U.S. government securities and other investment grade debt securities that have strong credit ratings. The Company has established guidelines relative to diversification of its cash and marketable securities and their maturities that are intended to secure safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates and changes in the Company’s operations and financial position. Although the Company may deposit its cash and cash equivalents with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

41

RESGREEN GROUP INTERNATIONAL INC.

NOTES OT FINANCIAL STATEMENTS

(Unaudited)

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.”  Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each year is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at June 30, 2020 and at June 30, 2019. At June 30, 2020 and June 30, 2019, the Company had no dilutive potential common shares.

RELATED PARTIES

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.  Related party transactions for the periods ended June 30, 2020 and December 31, 2019 totaled ($12,000) and $655,800, respectively, and consisted of equity transactions.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:(a) the goods or services received; or (b) the equity instruments issued.

Share-based expense for the six months ended June 30, 2020 and 2019 was ($12,000) and $0 respectively.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of June 30, 2020 and December 31, 2019.

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

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RESGREEN GROUP INTERNATIONAL INC.

NOTES OT FINANCIAL STATEMENTS

(Unaudited)

                We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3: NOTE PAYABLE

Notes payable consisted of the following:

	June 30, 2020	December 31, 2019
Demand note from Anoop Patel, a non-related party. The loan carries a 0% APR and does not have a maturity date.	$50,293	$90,293
World Market Ventures, LLC, a non-related party executed a partial assignment of the Demand note from Anoop Patel, a non-related party. The loan carries a 0% APR and does not have a maturity date.	40,000	----
Total notes payable	$90,293	$90,293
Total current portion	$90,293	$90,293

NOTE 4: INCOME TAXES

At June 30, 2020, the Company had a net operating loss carry–forward for Federal income tax purposes of approximately $2,210,880 that may be offset against future taxable income through 2035. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets calculated at the effective rates note below, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by the valuation allowance.

NOTE 5: SHAREHOLDERS' EQUITY

Preferred Stock

The Company has been authorized to issue 6,000,000 shares of $0.001 par value Preferred Stock.  The Board of Directors is expressly vested with the authority to divide any or all, of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.  The Preferred Stock (non-convertible) carries a voting power equivalent of 1,000 to 1 share of common stock.

On July 25, 2019, the Company issued 80,000 shares of its preferred stock (non-convertible) to Parashar Patel, a related party, pursuant to a board resolution.  The shares were issued for voting control and at par value of $0.001.

At June 30, 2020 and December 31, 2019 there are 80,000 and 80,000 shares of Preferred Stock (non-convertible) issued and outstanding, respectively.

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Common Stock

The Company has been authorized to issue 6,000,000,000 shares of common stock, $0.001 par value.  Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.  The following table represents the shares that were issued during the period ended June 30, 2020 and December 31, 2019.

Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury)	Number of Shares Issued (or cancelled)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Reason for share issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?
7/9/2019	New issuance	556,000	Common	1.00	No	Parshar Patel, President	Services	Restricted	4(a)(2)
11/14/2019	New issuance	30,000	Common	1.00	Yes	AWei Hsiao Kuo	Cash	Restricted	4(a)(2)
11/18/2019	New issuance	10,000	Common	1.00	Yes	Kan Ze Yang	Cash	Restricted	4(a)(2)
11/29/2019	New issuance	10,000	Common	1.00	Yes	Fang Cheng Wei	Cash	Restricted	4(a)(2)
12/24/2019	New issuance	80,000	Common	1.00	Yes	Landmark Quest Inc. Terry Ho, President	Cash	Restricted	4(a)(2)
12/24/2019	New issuance	25,000,000	Common	0.001	Yes	Parsahar Patel, President	Services	Restricted	4(a)(2)
12/24/2019	New issuance	23,000,000	Common	0.001	Yes	New Opportunity Business Solutions, Inc. Brian Kistler, President	Services	Restricted	4(a)(2)
12/30/2019	New issuance	4,305,860	Common	0.0325	Yes	World Market Ventures, LLC Chad Curtis, Manager	Debt conversion	Restricted	4(a)(2)
5/12/2020	New issuance	75,000	Common	0.10	Yes	Barth Family Trust, Joseph Barth	Cash	Restricted	4(a)(2)
5/19/2020	New issuance	180,000	Common	0.10	Yes	Steven Seely	Cash	Restricted	4(a)(2)
5/21/2020	New issuance	200,000	Common	0.10	Yes	Kurt Johnson	Cash	Restricted	4(a)(2)
6/10/2020	New issuance	100,000	Common	0.10	Yes	Terry J Dobson	Cash	Restricted	4(a)(2)
6/16/2020	Cancellation	(23,000,000)	Common	0.001	Yes	New Opportunity Business Solutions, Inc. Brian Kistler, President	Services	Restricted	4(a)(2)
6/16/2020	Cancellation	(25,000,000)	Common	0.001	Yes	Parsahar Patel, President	Services	Restricted	4(a)(2)
6/16/2020	New issuance	19,000,000	Common	0.001	Yes	Parsahar Patel, President	Services	Restricted	4(a)(2)
6/16/2020	New issuance	17,000,000	Common	0.001	Yes	New Opportunity Business Solutions, Inc. Brian Kistler, President	Services	Restricted	4(a)(2)

At June 30, 2020 and December 31, 2019, the company had 42,085,576 and 53,530,576 shares of common stock issued and outstanding, respectively.

WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company as of June 30, 2020.

NOTE 6: RELATED PARTY TRANSACTIONS

EQUITY

On July 25, 2019, the Company issued 80,000 shares of its preferred stock (non-convertible) to its President, Parashar Patel, a related party, pursuant to a board resolution. The shares were issued for voting control and at par value of $0.001.

On July 9, 2019, the Company issued 556,000 shares of its common stock to its President, Parashar Patel, a related party, pursuant to a board resolution. The shares were issued at FMV of $1,00 as quoted on the OTC Markets on July 9, 2019.

On December 24, 201,9 the Company issued 25,000,000 shares of its common stock to its President, Parashar Patel, a related party, pursuant to a board resolution. The shares were issued at par and for the purpose of maintaining control.

On December 24, 2019, the Company issued 23,000,000 shares of its common stock to New Opportunity Business Solutions, Inc, a related party, pursuant to a board resolution. The shares were issued at par and for the purpose of services rendered.

On June 16, 2020, the Company cancelled 25,000,000 shares of its common stock to its President, Parashar Patel, a related party, pursuant to a board resolution.  The company concurrently re-issued 19,000,000 shares of its common stock to its President, Parashar Patel. The shares were issued at par and for the purpose of maintaining control.

On June 16, 2020, the Company cancelled 23,000,000 shares of its common stock to New Opportunity Business Solutions, Inc, a related party, pursuant to a board resolution.  The Company concurrently re-issued 17,000,000 shares of its common stock to New Opportunity Business Solutions, Inc. The shares were issued at par and for the purpose of services rendered.

44

RESGREEN GROUP INTERNATIONAL INC.

NOTES OT FINANCIAL STATEMENTS

(Unaudited)

COMPENSATION AGREEMENT

On July 1, 2019. the Company entered into a consulting agreement with its President, Parashar Patel with the following terms. The Company shall pay a monthly fee of $5,000 commencing on August 1, 2019 and continuing until July 1, 2020. The Company also agreed to issue a minimum of 50,000 shares of its restricted common stock per month for the duration of the agreement.

NOTE 7. COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8:  SUBSEQUENT EVENTS

In accordance with ASC 855-10, the company has analyzed its operations subsequent to June 30, 2020, through the date these financial statements were issued (date of filing with the OTC Markets) and has determined that it does not have any material subsequent events to disclose in except for those transactions listed below.

On July 21, 2020, the Company issued 1,230,769 shares of its common stock to World Market Ventures, LLC for debt conversion of $40,000 note payable.  The shares were converted at a discount to the market of $0.0325 per share.  Fair market value on July 21, 2020 was $0.1372 per share.

On July 22, 2020, the Company sold 300,000 shares of its common stock to a non-related party in exchange for $15,000 cash.  The shares were sold $0.05 per share at a discount to the market.  Fair market value on July 22, 2020 was $0.131 per share.

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PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1	Articles of Incorporation
2.2	Amendment After Issuance of Stock dated 3/9/2020
2.3	Amendment After Issuance of Stock dated 7/18/2019
2.4	Certificate Pursuant to NRS 78.209 dated 7/14/2016
2.5	Amendment dated 6/1/2016
2.6	Certificate Pursuant to NRS 78.209 dated 6/1/2016
4.1	Form of Subscription Agreement to Regulation A Offering
6.1	Consulting Agreement with John Morgan dated March 26, 2020
6.2	Business Development and Royalty Agreement dated March 1, 2020
6.3	Consulting Agreement with Parashar Patel dated July 1, 2019
12.1	Opinion of Jonathan D. Leinwand, P.A.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on September 15, 2020.

RESGREEN GROUP INTERNATIONAL, INC.

By:	/s/ Parashar Patel
Parashar Patel
President & Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Brian Kistler	September 15, 2020
Brian Kistler
Chief Compliance officer & Director

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